EXHIBIT 99.1

Contacts:

Foundry Networks               Foundry Networks             FD Morgen-Walke
Chief Financial Officer        Treasurer                    Investor Relations
Tim Heffner                    Michael Iburg                Jason Golz
408.586.1700                   408.586.1894                 415.439.4532
theffner@foundrynet.com        miburg@foundrynet.com        jgolz@fdmw.com


             FOUNDRY NETWORKS REPORTS Q2 2003 REVENUES OF $95.7M AND
                               GAAP EPS OF $0.13

        ~ Company Adds $60 Million of Cash to Balance Sheet in Quarter ~

      San Jose, CA - July 23, 2003 - Foundry Networks(TM), Inc. (Nasdaq: FDRY), today reported financial results for its second quarter ended June 30, 2003.

      Revenues for the second quarter of 2003 increased to $95.7 million, compared to $91.1 million in the previous quarter, and $75.0 million in the same period last year, an increase of 5% and 28% respectively. Foundry earned net income of $16.8 million, or $0.13 per diluted share in the second quarter, compared to net income of $13.4 million, or $0.11 per diluted share, in the prior quarter, and net income of $4.0 million, or $0.03 per diluted share, for the same period in 2002.

      Revenues for the first six months of 2003 were $186.9 million, which compares to $137.4 million for the first six months of 2002, an increase of 36%. Net income for the first six months of 2003 was $30.2 million or $0.23 per diluted share, compared to net income of $5.1 million or $0.04 per diluted share for the same period in 2002.

      "As we guide Foundry towards long-term success, the Company continues to reach its short-term milestones," stated Bobby Johnson, President and CEO of Foundry Networks. "Solid execution during the second quarter was evident in many areas, including successful product ramps, improved gross margins, and a significant increase in our cash position."

      "Our overall business with domestic enterprise customers rebounded from the seasonally slow first quarter, while the Federal government remained our most active vertical at roughly

30% of revenues in the June quarter. Always central to Foundry's strategy has been the pursuit of product leadership in both features and performance. This was demonstrated again in the second quarter with the announcement of the Terathon-based Mucho Grande platforms: the BigIron MG-8 and NetIron 40G for large enterprise and service providers, and initial shipments of our Power over Ethernet switches: the 2402PoE and 4802PoE for enterprise customers looking to deploy voice-over-IP or wireless solutions," concluded Johnson.
Conference Call

      Foundry Networks will host a conference call today to further discuss these results at 2:00 p.m. Pacific Time. The call can be accessed via a webcast at www.foundrynetworks.com. A Web replay will also be available for approximately 90 days at this same Web address.

About Foundry Networks

      Foundry Networks, Inc. (Nasdaq: FDRY) is a leading provider of high-performance enterprise and service provider switching, routing and Web traffic management solutions including Layer 2/3 LAN switches, Layer 3 Backbone switches, Layer 4 - 7 Web switches and Metro Routers. Foundry's 6,000 customers include the world's premier ISPs, Metro service providers, and enterprises including e-commerce sites, universities, entertainment, health and wellness, government, financial, and manufacturing companies. For more information about the Company and its products, call 1.888.TURBOLAN or visit WWW.FOUNDRYNETWORKS.COM.

NOTE: Foundry Networks, BigIron, NetIron and the 'Iron' family of marks, are trademarks or registered trademarks of Foundry Networks, Inc. in United States and other countries. All others are trademarks of their respective owners.

                             FOUNDRY NETWORKS, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
                      (in thousands, except per share data)

                                                     Three Months Ended        Six Months Ended
                                                          June 30,                 June 30,
                                                    ---------------------     --------------------
                                                      2003         2002          2003        2002
                                                    --------     --------     --------    --------
Net revenues:
     Product .................................      $ 83,444     $ 65,720     $164,457    $120,407
     Service .................................        12,268        9,288       22,393      17,021
                                                    --------     --------     --------    --------
        Total net revenues ...................        95,712       75,008      186,850     137,428
Cost of revenues:
     Product .................................        32,428       34,057       67,870      62,365
     Service .................................         2,196        1,405        4,257       2,938
                                                    --------     --------     --------    --------
        Total cost of revenues ...............        34,624       35,462       72,127      65,303
                                                    --------     --------     --------    --------
          Gross profit .......................        61,088       39,546      114,723      72,125
                                                    --------     --------     --------    --------
Operating expenses:
          Research and development ...........        10,045        8,855       19,966      17,383
          Sales and marketing ................        23,415       22,571       43,396      43,161
          General and administrative .........         2,948        3,351        6,947       6,362
          Amortization of deferred stock
             compensation ....................            72          306          194         688
                                                    --------     --------     --------    --------
          Total operating expenses ...........        36,480       35,083       70,503      67,594
                                                    --------     --------     --------    --------
Income from operations .......................        24,608        4,463       44,220       4,531
Interest income, net .........................         1,229        1,284        2,294       2,759
                                                    --------     --------     --------    --------
Income before provision for income taxes .....        25,837        5,747       46,514       7,290
Provision for income taxes ...................         9,043        1,724       16,280       2,218
                                                    --------     --------     --------    --------
Net income ...................................      $ 16,794     $  4,023     $ 30,234    $  5,072
                                                    ========     ========     ========    ========
Basic net income per share ...................      $   0.14     $   0.03     $   0.25    $   0.04
                                                    ========     ========     ========    ========
Weighted average shares used in computing
  basic net income per share .................       123,353      119,523      122,241     118,965
                                                    ========     ========     ========    ========

Diluted net income per share .................      $   0.13     $   0.03     $   0.23    $   0.04
                                                    ========     ========     ========    ========
Weighted average shares used in computing
  diluted net income per share ...............       132,609      123,173      129,359     123,174
                                                    ========     ========     ========    ========

                             FOUNDRY NETWORKS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                              June 30,           December 31,
                                                                2003                 2002
                                                            -----------          ------------
                                                            (unaudited)                (1)
                          ASSETS
  Cash and short-term investments .....................       $411,281              $326,453
  Accounts receivable, net ............................         55,148                51,896
  Inventories, net ....................................         25,116                33,479
  Deferred tax assets .................................         28,569                28,547
  Prepaid expenses and other current assets ...........          3,935                 3,604
                                                              --------              --------
     Total current assets .............................        524,049               443,979

  Property and equipment, net .........................          6,590                 6,380
  Other long-term assets ..............................          1,206                 1,176
                                                              --------              --------
                                                              $531,845              $451,535
                                                              ========              ========
           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable ....................................         14,526                11,684
  Income taxes payable ................................          9,510                 3,868
  Accrued payroll and related benefits ................         14,074                11,748
  Accrued warranty ....................................          2,040                 2,305
  Other accrued liabilities ...........................          4,283                 3,597
  Deferred support revenue ............................         29,784                20,234
                                                              --------              --------
               Total current liabilities ..............         74,217                53,436
                                                              --------              --------
Stockholders' equity:
  Additional paid-in capital ..........................        311,867               282,766
  Note receivable from stockholder ....................           (480)                 (480)
  Deferred stock compensation .........................            (37)                 (231)
  Retained earnings ...................................        146,278               116,044
                                                              --------              --------
     Total stockholders' equity .......................        457,628               398,099
                                                              --------              --------
                                                              $531,845              $451,535
                                                              ========              ========

(1) Derived from audited consolidated financial statements

                             FOUNDRY NETWORKS, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
                                 (in thousands)

                                                                                              Six Months Ended
                                                                                                  June 30,
                                                                                         ----------------------------
                                                                                           2003               2002
                                                                                         --------           --------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income ......................................................................       $ 30,234           $  5,072
 Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation ..................................................................          2,509              2,362
   Amortization of deferred stock compensation ...................................            194                688
   Reduction of provision for doubtful accounts ..................................           (600)              (222)
   Inventory provision ...........................................................          5,655              3,877
   Tax benefit from stock option exercises .......................................          6,467                411
   Change in operating assets and liabilities:
     Accounts receivable .........................................................         (2,652)             2,131
     Inventories .................................................................          2,708              1,422
     Prepaid expenses and other assets ...........................................           (383)             1,681
     Accounts payable ............................................................          2,842              3,785
     Accrued payroll and related expenses ........................................          2,326                 (9)
     Other accrued expenses ......................................................            421                673
     Income taxes payable ........................................................          5,642                959
     Deferred support revenue ....................................................          9,550                985
                                                                                         --------           --------
       Net cash provided by operating activities .................................         64,913             23,815
                                                                                         --------           --------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Maturities and (purchases) of short-term investments, net .......................        (46,973)            (9,453)
 Purchases of property and equipment .............................................         (2,719)            (2,508)
                                                                                         --------           --------
       Net cash used by investing activities .....................................        (49,692)           (11,961)
                                                                                         --------           --------

CASH FLOWS FROM FINANCING ACTIVITY:
 Proceeds from stock option exercises and ESPP purchase ..........................         22,636              2,877
                                                                                         --------           --------
       Net cash provided by financing activities .................................         22,636              2,877
                                                                                         --------           --------

INCREASE IN CASH AND CASH EQUIVALENTS ............................................         37,857             14,731
 Effect of exchange rate changes on cash .........................................             (2)              (427)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD ...................................        187,719             98,210
                                                                                         --------           --------
CASH AND CASH EQUIVALENTS, END OF PERIOD .........................................       $225,574           $112,514
                                                                                         ========           ========